Calculation of Filing Fee Tables
S-8
EDAP TMS SA
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, EUR0.13 nominal value per share, reserved for issuance upon the acquisition of shares issuable under the 2025 Restricted Stock Unit (Free Share) Plan	Other	600,000	$ 2.50	$ 1,500,000.00	0.0001531	$ 229.65
2	Equity	Ordinary Shares, EUR0.13 nominal value per share, reserved for issuance upon the exercise of stock options issuable under the 2025 Share Subscription Option Plan	Other	2,000,000	$ 2.50	$ 5,000,000.00	0.0001531	$ 765.50
Total Offering Amounts:						$ 6,500,000.00		$ 995.15
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 995.15
Offering Note
[1]	(1) The Ordinary Shares being registered under this registration statement may be represented by the Registrant's American Depositary Shares. Each American Depositary Share represents one Ordinary Share. American Depositary Shares issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6EF (File No. 333-176843). (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the 'Securities Act'), this Registration Statement shall also cover such additional Ordinary Shares, EUR0.13 nominal value per share, of the Registrant, as may become issuable pursuant to the anti-dilution provisions of the 2025-2 Restricted Stock Unit (Free Share) Plan and of the 2025 Share Subscription Option Plan described herein or upon a share split, share dividend or similar transaction as provided in the 2025 Restricted Stock Unit (Free Share) Plan and in the 2025 Share Subscription Option Plan. (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act based upon the price of $2.50 per ADS, which was the average of the high and low prices of the ADS as reported on NASDAQ for September 24, 2025, which date is within five business days prior to the filing of this Registration Statement.

[2]	(1) The Ordinary Shares being registered under this registration statement may be represented by the Registrant's American Depositary Shares. Each American Depositary Share represents one Ordinary Share. American Depositary Shares issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6EF (File No. 333-176843). (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the 'Securities Act'), this Registration Statement shall also cover such additional Ordinary Shares, EUR0.13 nominal value per share, of the Registrant, as may become issuable pursuant to the anti-dilution provisions of the 2025-2 Restricted Stock Unit (Free Share) Plan and of the 2025 Share Subscription Option Plan described herein or upon a share split, share dividend or similar transaction as provided in the 2025 Restricted Stock Unit (Free Share) Plan and in the 2025 Share Subscription Option Plan. (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act based upon the price of $2.50 per ADS, which was the average of the high and low prices of the ADS as reported on NASDAQ for September 24, 2025, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A